UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 28, 2011, management of Team Health Holdings, Inc. (the “Company”) concluded, and the audit committee (the “Committee”) of the Board of Directors of the Company, after discussions with management and the Company’s independent auditors, Ernst and Young, LLP, (“E&Y”) concurred, that certain adjustments to its previously issued annual financial statements audited by E&Y and subsequent unaudited quarterly financial statements were necessary. These adjustments relate to accounting for contingent earnout payments incurred in connection with acquisitions and equity-based compensation expense.

In certain purchase transactions, the Company structures the transaction such that a portion of the transaction proceeds will be in the form of a contingent payment that is subject to both the achievement of certain financial objectives as well as the continuation of employment of the sellers during the contingent payment measurement period.

Financial Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”) requires that any element of a contingent payment in a purchase transaction that is based upon continued employment of the seller cannot be viewed as additional consideration and presented as an estimated liability on the balance sheet but must be accounted for as compensation expense over the measurement period for the contingent payment. The Company previously reported such contingent payments as an element of the purchase price consideration and recorded an intangible asset, primarily goodwill, when such payments were made or as of the closing date of the transaction, depending on the accounting guidance in effect at the time of the transaction. Also, when such payments were funded, the Company previously reported such contingent payments as a component of net cash used in investing activities on its consolidated statements of cash flows. To comply with ASC 805, the Company needs to restate its previously issued financial statements to report the contingent payments as compensation for post combination services over the contingent measurement period on its consolidated statement of operations and present the contingent payments as a component of operating cash flows.

Financial Accounting Standards Codification Topic 718 “Compensation – Stock Compensation” (“ASC 718”) requires that any share based compensation that is classified as a liability should be measured at the fair value of the award at each reporting date, and compensation expense be recognized based upon the change in the fair value of such awards. The Company has concluded that certain management equity awards that were granted and outstanding from 2006 through 2009 that contained a repurchase obligation in the event the employee terminated his or her employment, should have been accounted for as a liability award instead of an equity award and compensation expense on such awards should have been recognized based upon the increase in the fair value of the award over the vesting period. The Company previously only recognized compensation expense over the award’s vesting period based upon the fair value of the management equity awards at the time of the grant. To comply with ASC 718, the Company needs to recognize additional non-cash compensation expense on its consolidated statements of operations based upon the increase in the fair value of such awards.

The adjustments related to the contingent purchase expense and share-based compensation expense will be reported as a component of general and administrative expenses on the Company’s consolidated statements of operations. The Company will disclose parenthetically the amount of the contingent purchase expense realized in each reporting period. In making these adjustments, the Company will also realize a reduction in previously recognized depreciation and amortization expense, impairment of intangibles, and provision for income taxes.

Making these adjustments will result in a non-cash pre-tax expense of $5.3 million for the year ended December 31, 2008, $6.9 million for the year ended December 31, 2009, $11.3 million for the year ended December 31, 2010, $2.4 million for the quarter ended March 31, 2011 and $2.2 million for the quarter ended June 30, 2011.

These adjustments will reduce reported net earnings to: $40.7 million for 2008, $35.0 million for 2009, $6.8 million for 2010, $20.1 million for the quarter ended March 31, 2011 and $16.8 million for the quarter ended June 30, 2011. Historical periods have also been restated to reflect these adjustments and the cumulative effect on the Company’s consolidated balance sheet as of January 1, 2009 of these adjustments is $11.7 million. Additionally, any contingent purchase payments that were made during the reporting period will need to be reported as an element of operating cash flows instead of an element of investing cash flows. Making these adjustments will result in a decrease to operating cash flows and a corresponding increase in investing cash flows of $0.0 for the year ended December 31, 2008, $7.5 million for the year ended December 2009, $4.1 million for the year ended December 31, 2010, $6.9 million for the quarter ended March 31, 2011, and $0.3 million for the quarter ended June 30, 2011.

Making these adjustments will not affect the previously reported Net revenue, Adjusted EBITDA or the timing of any cash transactions for those periods or the Company’s compliance with any financial covenants under its borrowing facilities.

As a result of these adjustments, the Company’s management concluded, and the Committee, after discussions with management and E&Y, the Company’s independent auditors, concurred, that the Company’s previously issued annual financial statements audited by E&Y and included in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the unaudited financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 should be restated to properly reflect the contingent purchase consideration as an element of compensation expense rather than a component of purchase price consideration and to reflect the management equity awards as a liability award. Accordingly, the Company’s previously issued consolidated financial statements included in those reports, the related reports of the Company’s independent auditors, E&Y, and the related financial information should not be relied upon. Concurrently with the filing of this report, the Company is filing an amendment to its annual report on Form 10-K/A for the year ended December 31, 2010, an amendment to its quarterly report on

Form 10-Q/A for the quarter ended March 31, 2011 and an amendment to its quarterly report on Form 10-Q/A for the quarter ended June 30, 2011 to amend and restate its financial statements included in those reports and revise other related financial information. The Company’s management and the Committee have discussed this matter with E&Y, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones
	Name:	David P. Jones
Date: November 1, 2011	Title:	Executive Vice President and Chief Financial Officer